SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Smith Street, Suite 2300 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Compensation for Named Executive Officers

On November 14, 2012, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) approved salary adjustments, which will be effective January 1, 2013, and individual award targets for 2013 under Copano’s Long Term Incentive Plan (“LTIP”) and Management Incentive Compensation Plan (“MICP”).  The salaries and targets approved for Copano’s named executive officers are set forth below.

Name	Title	2013 Salary	2013 MICP Target	2013 LTIP Target
R. Bruce Northcutt	President and Chief Executive Officer	$500,000	100%	210%
Douglas L. Lawing	Executive Vice President, General Counsel and Secretary	$325,100	70%	130%
Carl A. Luna	Senior Vice President and Chief Financial Officer	$317,600	75%	130%
Sharon J. Robinson	Senior Vice President; President and Chief Operating Officer, Oklahoma and Rocky Mountains	$311,600	65%	125%
James E. Wade	Senior Vice President; President and Chief Operating Officer, Texas	$317,600	65%	125%

Director Compensation

On November 14, 2012, the Compensation Committee recommended, and the Board approved, increases in annual retainers payable to chairmen of the Board’s Compensation and Nominating and Governance committees from $8,000 to $10,000.

A summary of non-executive director compensation is filed as Exhibit 99.1 to this report.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Summary of Non-Executive Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 20, 2012	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary